Exhibit 16



                                                       Partnership of:
        DALE MATHESON   Vancouver      Robert J. Burlart Inc.    James F. Carr-Hilton, Ltd
  CARR-HILTON LABONTE                  Alvin F. Dale, Ltd.       Peter J. Donaldson, Inc.
_____________________                  Wilfred A. Jacobson, Inc. Reginald J. Labonte, Ltd.
CHARTERED ACCOUNTANTS                  Robert J. Matheson, Inc   Fraser G. Ross, Ltd.
                                       Brian A. Shaw, Inc.       Anthony L. Soda, Inc.


August 12, 2005



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the statements about our firm included under Item 4(a) in the current report on Form 8-K, dated August 12, 2005, of Savoy Resources filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------


DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants





Vancouver     Suite 1700-1140 West Pender Street, Vancouver, B.C. Canada V6E 4G1
              Tel:  604 687 4747 * Fax 604 687 4216

              Suite 1300-1140 West Pender Street, Regulatory and Tax Practices Office * Tel: 604-687-4747 * Fax: 604-689-2778